Exhibit 10.9

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

VINE STREET STUDIOS

SECOND AMENDMENT TO OFFICE/WAREHOUSE LEASE

This SECOND AMENDMENT TO OFFICE/WAREHOUSE LEASE AGREEMENT (“Amendment”) is made effective as of October 1, 2019, by and between VINE STREET STUDIOS, LLC (“Landlord”) and Enchanted Rock Management LLC, (“Tenant”).

Landlord and Tenant entered into that certain Office/Warehouse Lease Agreement (the “Lease”) dated June 1, 2018 and Amended by First Amendment to Office/Warehouse Lease dated January 10, 2019 for Suite 101, Suite 115, Suite 121, Suite 110, and Suite 117 in the building located at 1113 Vine Street, Houston, Harris County, Texas (the “Premises”).

Landlord and Tenant desire by this Amendment to amend the Lease as herein provided and, except as modified herein, to confirm the Lease as amended.

IN CONSIDERATION OF THE AGREEMENTS HEREIN, Landlord and Tenant agrees as follows:

1.

Section 1.10: shall be replaced and reads s follows: The rent per month beginning October 1, 2019 and for each month thereafter shall be $[***] per month, includes trash and recycling pick-up service for all business days, Monday to Friday, not including Holidays, at a rate of $[***] per month, also included are the following premises:

Suite 101 $[***] Per Month

Suite 115 $[***] Per Month

Suite 121 $[***] Per Month

Suite 110 $[***] Per Month

Suite 117 $[***] Per Month

Suite 138 $[***] Per Month

Suite 206 $[***] Per Month

Plus an additional standard rent rate increase amount of [***]% beginning October 1, 2020

2.	Section 1:17: Base Year 2011 shall be replaced and reads 2019.

3.

Section 5.2: Parking Regulations: maximum of eighteen (18) parking spaces shall be replaced and reads maximum of thirty (30) parking spaces which includes two (2) reserved parking spaces that will be invoice at $100.00 per month per each reserved space.

Page | 1	Tenant: /s/TG Landlord:______

Portions of this agreement (indicated by “[***]”) have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

4.	Each party represents and warrants to the other party that it has the full authority to enter into this Amendment.

5.

Except as otherwise provided in this Amendment, all of the terms and provisions of the lease shall remain in full force and effect. Tenant acknowledges (i) that there are no off-sets or defenses against the enforcement of the Lease as of the date of execution of this Amendment; ii)that Landlord is not in default of any of its obligations or conditions under the Lease; and (iii) that Landlord waives no right or claim it has under the Lease.

Sep 11, 2019

AGREED TO AND EXECUTED this   day of August 2019.

TENANT:

Enchanted Rock Management, LLC

/s/ Thais Grossi
By:	Thais Grossi
Its:	Chief Operating Officer

LANDLORD:

VINE STREET STUDIO, LLC

/s/ Lee Roy Murray III
LEE ROY MURRAY III, MANAGER

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